Exhibit 99.1

Anebulo Pharmaceuticals Announces Final Results of Tender Offer

AUSTIN, Texas (January 29, 2026) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage pharmaceutical company developing novel solutions for people suffering from acute cannabis-induced toxic effects (the “Company” or “Anebulo”), today announced the final results of its voluntary self-tender offer to purchase 300,000 shares of its common stock, par value $0.001 per share (“Common Stock”), which expired one minute after 11:59 p.m., New York City time, on January 26, 2026.

Based on the final count by Broadridge Corporate Issuer Solutions, LLC, the depositary for the tender offer, a total of 4,907,881 shares of Common Stock were properly tendered and not properly withdrawn.

The tender offer was oversubscribed. In accordance with the terms and conditions of the tender offer and based on the final count by the depositary, Anebulo accepted for payment an aggregate of 300,000 shares of its Common Stock, including 134,306 “odd lots,” at a purchase price of $3.50 per share, for an aggregate cost of approximately $1.05 million, excluding fees and expenses relating to the tender offer. Anebulo accepted the shares on a pro rata basis, except for tenders of “odd lots,” which were accepted in full. Anebulo has been informed by the depositary that the final proration factor for the tender offer was 3.47392%. The shares accepted for payment represent approximately 0.73% of the shares that were outstanding as of January 26, 2026.

Payment for the shares accepted for purchase pursuant to the tender offer, and the return of all other shares tendered and not purchased, will occur promptly. Payment for shares will be made in cash, without interest.

“We are pleased with the final results of the tender offer, which accomplished our goal of providing our smaller stockholders with an opportunity to receive cash for their shares at a significant premium to market prices” said Richie Cunningham, Chief Executive Officer of Anebulo, “while also helping us to reduce the number of our stockholders.”

For more information about the tender offer, please contact: Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Attn: BCIS IWS, Edgewood, NY 11717, (855) 793-5068, Email: shareholder@broadridge.com

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage pharmaceutical company developing novel solutions for people suffering from cannabis-induced toxicity. Its lead product candidate, selonabant, has completed a Phase 2 clinical trial evaluating its utility in blocking and reversing the negative effects of acute cannabinoid intoxication in healthy adults challenged with oral THC. Rather than proceeding directly with Phase 3 studies of oral selonabant in adults with ACI, the Company is prioritizing the advancement of a selonabant IV formulation as a potential treatment for pediatric patients with acute cannabis-induced toxicity, which it believes offers the potential for a faster timeline to approval relative to the adult oral product. Anebulo has scaled up the intravenous formulation for initial clinical safety studies and initiated a Phase 1 SAD study of IV selonabant in September 2025. Selonabant is a competitive antagonist at the human CB1 receptor. For further information about Anebulo, please visit www.anebulo.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding the final completion of the tender offer. You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to Anebulo’s ability to complete the tender offer. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Anebulo Pharmaceuticals, Inc.

Investor Relations

(512) 598-0931

ir@anebulo.com